DAVID LESTER AMENDMENT TO EMPLOYMENT AGREEMENT

This Amendment to Employment Agreement (“Amendment”) is made this 14th day of August, 2013, between OptimizeRx Corporation, a Nevada corporation (the “Company”) and David Lester (“Employee”).

WHEREAS, the Company and Employee previously entered into an Employment Agreement on August 1, 2008, as amended (the “Employment Agreement”); and

WHEREAS, the Company and Employee desire to amend certain provisions of the Employment Agreement;

NOW, THEREFORE, in consideration of the premises and mutual covenants set forth herein, the parties hereto hereby agree to amend the Employment Agreement as follows:

1.	The paragraph entitled “Recitals” shall be replaced in its entirety with the following:

“The Employer is engaged in the business of healthcare information technology, software development and product promotion, and desires to retain the Employee as Chief Operating Officer.”

2.	The paragraph entitled “Duties of Employee” shall be replaced in its entirety with the following:

“2. As Chief Operating Officer, your duties will be as described on the attached Exhibit A.”

3.	The paragraph entitled “Compensation” shall be amended to read in its entirety as follows:

“Compensation

6. As compensation for services rendered under this Agreement, the Employee shall be entitled to receive from the Employer a salary of $157,500 per year, payable in semi-monthly installments as such payment becomes due, prorated for any partial employment period. In addition, Employee is eligible for additional quarterly and annual bonus compensation, stock options and stock grants based on performance metrics set by the Board of Directors of OptimizeRx Corporation. This includes stock options of 500,000 at hire, with 25% immediately vested and 25% vested after completion of each quarter of hire”

4.	In all other respects, the remaining terms, covenants, conditions and provisions of the Employment Agreement shall continue in full force and effect to the extent provided in the Employment Agreement.

 IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.

OPTIMIZERx Corporation	EMPLOYEE
By: /s/ Shad Stastney Shad Stastney Chief Executive Officer	By: /s/ David Lester David Lester

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